ORB-FT
July 2010

July 13, 2010

Mr. Marco Ma
Chairman and Chief Executive Officer
Shenzhen ORB-FT New Material Co., Ltd

Dear Marco:

We are pleased that Shenzhen ORB-FT New Material Co., Ltd, a China-Based company (“ORB-FT” or the “Company”) has decided to retain Maxim Group LLC (“Maxim”) to provide general financial advisory and investment banking services to the Company as set forth herein.  This letter agreement (“Agreement”) will confirm Maxim’s acceptance of such retention and set forth the terms of our engagement.

1.  Retention.  The Company hereby retains Maxim as its financial advisor and investment banker to provide general financial advisory and investment banking services, and Maxim accepts such retention on the terms and conditions set forth in this Agreement.  In connection with this Agreement, Maxim may provide certain or all of the following services: (collectively referred to as the “Advisory Services”):

(a)  provide a valuation analysis of the Company including:

 I.  Comparable company analysis; and a

II.  Precedent transaction analysis

(b)  assist management of the Company and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, and potential strategic alliances;

(c)  assist the Company in the identification of and merger into a publicly reporting shell (the “Shell”) company in a Reverse take-over transaction (“RTO”);

(d)  assist management of the Company with the preparation of the Company’s marketing materials and investor presentations;

(e)  work closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value.  This will include assisting the Company in determining key business actions, including assistance with strategic partnership discussions and review of financing requirements, intended to help enhance shareholder value;  In this regard, it is currently contemplated that the Company will, following completion of the RTO, undertake a $3-$5 million private financing followed by a larger secondary offering on a national U.S. exchange (of course any future financing plans of the Company are subject to a multitude of factors, including but not limited to: (a) overall market conditions, and (b) the future financial performance of the Company, etc).  The terms and conditions of any financings undertaken by the Company will be memorialized in a separate letter of engagement (the “Letter of Engagement”) with Maxim in form substantially similar to the agreement provided in Exhibit B which is to be executed immediately upon the closing of the RTO;

ORB-FT
July 2010

(f)  provide such other financial advisory and investment banking services upon which the parties may mutually agree.

It is currently contemplated that the owners of the Shell will retain 10% of the Company’s equity ownership post-RTO and that Maxim will be a majority owner of the Shell.

It is expressly understood and agreed that Maxim shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services hereunder and therefore may not perform all of the tasks enumerated above during the term of this Agreement.  Moreover, it is further understood that Maxim need not perform each of the above-referenced tasks in order to receive the fees described in Section 3.  It is further understood that Maxim’s tasks may not be limited to those enumerated in this paragraph but may include additional tasks at the request of the Company.

2.  Information.  In connection with Maxim’s activities hereunder, the Company will cooperate with Maxim and furnish Maxim upon reasonable request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Maxim deems appropriate and will provide Maxim with access to the Company’s officers, directors, employees, independent accountants and legal counsel.  The Company represents and warrants to Maxim that all Information made available to Maxim hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made.  The Company further represents and warrants that any projections and other forward-looking information provided by it to Maxim will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  The Company recognizes and confirms that Maxim: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company.  Any advice rendered by Maxim pursuant to this Agreement may not be disclosed publicly without Maxim’s prior written consent unless such disclosure is required by applicable law.  Maxim hereby acknowledges that certain of the Information received by Maxim may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by Maxim as confidential.  Maxim agrees that it will not disclose such confidential and/or proprietary information other than as necessary or appropriate to performance of its services hereunder.  Maxim agrees that the confidential or proprietary information that it receives from the Company may include material nonpublic information relating to the securities of the Company.  Maxim confirms that it will comply with all of the restrictions relating to such information under applicable laws and regulations prohibiting securities dealings by insiders in the United States including, but not limited to, Rule 10b-5 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Maxim acknowledges and agrees that any such material non-public information that is disclosed to it by the Company shall be disclosed in reliance upon this letter and upon Rule 100(b)(2)(ii) of Regulation FD promulgated by the United States Securities and Exchange Commission.

ORB-FT
July 2010

3.  Compensation.  As consideration for Maxim’s services pursuant to this Agreement, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

 (a)  The Company shall pay to Maxim a non-refundable monthly fee of $3,000 (USD) prior to the completion of any Financing and a non-refundable monthly fee of $7,500 (USD) for the remainder of the term of this Agreement (as further described in Section 8); however in no event shall the Company pay fewer than six (6) monthly fee payments to Maxim.  The monthly fee payments are payable at the beginning of each month (the initial monthly fee shall be due upon execution of this Agreement) and shall continue to be due on the first day of each month until the termination of the Agreement (subject to the minimum six month time period detailed in the preceding sentence).  The monthly fee payments shall be payable by wire or other immediately available funds.  The fees enumerated in Exhibit B are separate and apart from the monthly fee payments enumerated earlier in this paragraph.

4.  Expenses.  In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement hereunder.  Maxim will provide the Company an invoice and copies of receipts pursuant to its expenses and such expenses shall not exceed $2,500 without prior authorization of the Company; provided that the foregoing limitation and consent shall not apply to legal fees.

5.  Indemnification.  The Company agrees to indemnify Maxim in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

6.  Future Rights.  As additional consideration for its services hereunder and as an inducement to cause Maxim to enter into this Agreement, if at any time during the term of this Agreement or within twelve (12) months from the effective date of the termination of this Agreement, the Company proposes to effect a public offering of its securities on a US exchange, private placement of securities or other financing, the Company shall offer to retain Maxim as lead book running manager of such offering, or as its exclusive agent in connection with such financing or other matter, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties.  Such offer shall be made in writing in order to be effective.  Maxim shall notify the Company within 10 days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention.  If Maxim should decline such retention, the Company shall have no further obligations to Maxim, except as specifically provided for herein.

ORB-FT
July 2010

7.  Other Activities.  The Company acknowledges that Maxim has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved.  Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, officer, employee, agent or representative of Maxim, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association.  Maxim may, but shall not be required to, present opportunities to the Company.

8.  Term and Termination; Survival of Provisions.  Either Maxim or the Company may terminate this Agreement at any time upon 30 days’ prior written notice to the other party after the six (6) month anniversary of this Agreement.  In the event of such termination, the Company shall pay and deliver to Maxim: (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof, and (ii) all compensation which may be earned by Maxim after the Termination Date pursuant to Section 3 hereof, and shall reimburse Maxim for all expenses incurred by Maxim in connection with its services hereunder pursuant to Section 4 hereof.  All such fees and reimbursements due to Maxim pursuant to the immediately preceding sentence shall be paid to Maxim on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a financing (in the event such fees are due pursuant to the terms of Section 3 hereof).  Notwithstanding anything expressed or implied herein to the contrary: (i) any other agreement entered into between Maxim and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 8, 9, 10, 11, 15 and 17 shall survive the termination of this Agreement.

9.  Notices.  All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	Mr. Marco Ma
Chairman and Chief Executive Officer
Shenzhen ORB-FT New Material Co., Ltd

ORB-FT
July 2010

To Maxim:	James Siegel, Esq.
Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: James Siegel
Telephone: (212) 895-3508
Facsimile: (212) 895-3888

Mr. Clifford Teller
Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: Clifford Teller

10.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles.  The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 9 hereof.  The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

11.  Amendments.  This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

12.  Headings.  The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

13.  Successors and Assigns.  The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns.  Notwithstanding anything contained herein to the contrary, neither Maxim nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party and any attempted assignment in violation of this section shall be null and void.

14.  No Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.  Without limiting the foregoing, the Company acknowledges and agrees that Maxim is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

ORB-FT
July 2010

15.  Waiver.  Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion.  Any waiver must be in writing.

16.  Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement.  Facsimile signatures shall be deemed to be original signatures for all purposes.

17.  Hold Harmless.  The Company agrees that any and all decisions, acts, actions, or omissions contemplated by the advisory services detailed in Section 1 of this Agreement shall be the sole responsibility of the Company and its management, and that the performance by Maxim of services hereunder will in no way expose Maxim to any liability for any such decisions, acts, actions or omissions of the company or management.  It is understood and agreed that this Section 17 is separate and distinct from the scope of the indemnification provisions detailed in Exhibit A.

If the terms of our engagement as set forth in this letter are satisfactory to you, please confirm by signing and returning one copy of this letter, together with a check or wire for $3,000 (USD) representing the initial monthly fee payment in connection with the Agreement.

Very truly yours,

MAXIM GROUP LLC

By:
Karl Brenza
Managing Director, Investment Banking

By:
Clifford A. Teller
Executive Managing Director, Investment
Banking

Agreed to and accepted this 13th day of July, 2010

Shenzhen ORB-FT New Material Co., Ltd

By:
Marco Ma,
Chairman of the Board and Chief Executive Officer

ORB-FT
July 2010

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Maxim, its affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them.  These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

ORB-FT
July 2010

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder unless such failure materially prejudices the Company’s ability to defend itself in such action.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent.  The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation.  The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions.  Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Maxim pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect.  The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

ORB-FT
July 2010

Exhibit B

Letter of Engagement

[_____________, 2010]

Mr. Marco Ma
Chairman and Chief Executive Officer
Shenzhen ORB-FT New Material Co., Ltd

RE:  Private Placement of Securities

Dear Marco:

This letter confirms our agreement that Shenzhen ORB-FT New Material Co., Ltd ((collectively with its owned or controlled subsidiaries, “ORB-FT” or the “Company”) has engaged Maxim Group LLC (together with its affiliates and subsidiaries, “Maxim” or the “Placement Agent”) to act as the Company’s exclusive Placement Agent in connection with the proposed private placement (the “Offering”) of equity, equity-linked, convertible and debt securities (the “Securities”) of the Company.  The precise terms of the Securities and the gross proceeds of such Offering will be negotiated between the Placement Agent and the Company with one or more accredited investors (described below).  The gross proceeds of the Offering will be up to $5,000,000 on the terms and conditions set forth herein.

Upon acceptance, (indicated by your signature below), this letter agreement (the “Agreement”) will confirm the terms of the engagement between the Placement Agent and the Company.

1.  Appointment.

 (a)  Subject to the terms and conditions of this Agreement, the Company hereby retains the Placement Agent, and the Placement Agent hereby agrees to act, as the Company’s exclusive Placement Agent in connection with the Offering.  As Placement Agent for the Offering, Maxim will advise and assist the Company in identifying and assisting the Company in issuing the Securities to, one or more accredited Investors (“Investors”) in the Offering.  The Company acknowledges and agrees that the Placement Agent is only required to use its “commercially reasonable efforts” in connection with the Offering and that this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities or introduce the Company to Investors, nor does this Agreement constitute a representation or warranty on the part of the Placement Agent that any Offering will be consummated.  The Company retains the right to determine all of the terms and conditions of the Offering and to accept or reject any proposals submitted to it by the Placement Agent in its sole and absolute discretion.

ORB-FT
July 2010

 (b)  In furtherance of the Company’s agreement that the Placement Agent’s retention hereunder shall be exclusive, during the Term of this Agreement (as such term is hereinafter defined), neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer (“Investment Proposal”) from any person or entity relating to any issuance of the Company’s or any of its subsidiaries’ equity securities (including debt securities with any equity feature) or participate in any discussions regarding an Investment Proposal.  The term “Investment Proposal” shall not include (i) any investment in the equity securities of any other entity, and (ii) any transaction or agreement with one or more persons, firms or entities designated as a “strategic partner” of the Company, as determined in good faith by the Board of Directors of the Company, provided that each such person, firm or entity is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.  The Company will immediately cease all contacts, discussions and negotiations with third parties regarding any Investment Proposal.

2.  Information.

 (a)  The Company recognizes that, in completing its engagement hereunder, the Placement Agent will be using and relying on both publicly available information and on data, material and other information (including non-public information provided by the Company to Maxim) furnished to Placement Agent by the Company or the Company’s affiliates and agents.  The Company will cooperate with Maxim and furnish, and cause to be furnished, to Maxim, any and all information and data concerning the Company, its subsidiaries and the Offering that Maxim reasonably deems appropriate, including, without limitation, the Company’s acquisition and/or merger plans and plans for raising capital or additional financing that is reasonably requested by Maxim (the “Information”), including a description of risk factors, if any (the “Private Placement Materials”).  Any Information and Private Placement Materials forwarded to prospective Investors will be in form reasonably acceptable to Placement Agent and its counsel.  The Company represents and warrants that all Information and Private Placement Materials, including, but not limited to, the Company’s financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

 (b)  It is further agreed that Maxim will conduct a due diligence investigation of the Company and the Company will reasonably cooperate with such investigation as a condition of Maxim’ obligations hereunder.  The Company recognizes and confirms that the Placement Agent: (i) will use and rely primarily on the Information, the Private Placement Materials and information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Placement Agent to transmit to any prospective investors a copy or copies of the Private Placement Materials, forms of subscription documents and any other legal documentation supplied to the Placement Agent for transmission to any appropriate qualified prospective investors by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information, if any provided to the Investors; (iv) will not make an appraisal of any assets of the Company or the Company generally; and (v) retains the right to continue to perform due diligence of the Company, its business and its officers and directors during the course of the engagement.

ORB-FT
July 2010

 (c)  Until the date that is two years from the date hereof, Maxim will keep all information obtained from the Company confidential except: (i) Information which is otherwise publicly available, or previously known to or obtained by, Maxim independently of the Company and without breach of any of Maxim’ agreements with the Company; (ii) Maxim may disclose such information to its officers, directors, employees, agents and representatives, and to its other advisors and financial sources on a need to know basis only and will ensure that all such persons will keep such information strictly confidential.  No such obligation of confidentiality shall apply to information that: (i) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Maxim, (ii) was known or became known by Maxim prior to the Company’s disclosure thereof to Maxim, (iii) becomes known to Maxim from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (iv) is disclosed by the Company to a third party without restrictions on its disclosure, (v) is independently developed by Maxim without access to or use of the confidential information or (vi) is required to be disclosed by Maxim or its officers, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law.  Maxim agrees that the confidential or proprietary information that it receives from the Company may include material non-public information relating to the securities of the Company.  Maxim confirms that it will comply with all of the restrictions relating to such information under applicable laws and regulations prohibiting securities dealings by insiders in the United States including, but not limited to, Rule 10b-5 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Maxim acknowledges and agrees that any such material non-public information that is disclosed to it by the Company shall be disclosed in reliance upon this letter and upon Rule 100(b)(2)(ii) of Regulation FD promulgated by the United States Securities and Exchange Commission.

 (d)  The Company recognizes that in order for Maxim to perform properly its obligations in a professional manner, the Company will keep Maxim informed of and, to the extent practicable, permit Maxim to participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of Maxim’s engagement.  If at any time during the course of Maxim’s engagement, the Company becomes aware of any material change in any of the information previously furnished to Maxim, it will promptly advise Maxim of the change.

3.  Compensation.  As compensation for services rendered and to be rendered hereunder by Placement Agent, the Company agrees to pay Placement Agent the following fees in consideration of the services rendered by the Placement Agent in connection with the Offering and Transaction:

 (a)  The Company agrees to pay Maxim a cash fee payable upon each closing of the Offering contemplated by this Agreement (“Closing”) equal to eight percent (8.0%) of the gross proceeds received by the Company from Investors at each Closing (the “Placement Fee”).

ORB-FT
July 2010

 (b)  The Company shall provide that, at the Closing, the Company shall grant to Maxim (or its designated affiliates or assignees) common stock share purchase warrants (the “Warrants”) covering a number of common stock shares of Securities equal to eight percent (8.0%) of the total number of Securities being sold and/or issued in the Offering.  The Warrants will be non-exercisable for six (6) months after the date of the Closing and will be exercisable and expire five (5) years after the Closing.  The Warrants will be exercisable at a price equal to 100% of the offering price in connection with the Offering.  The Warrants shall not be redeemable.  The Company will provide piggyback registration rights covering the shares of Common Stock underlying the Warrants and will file all necessary undertakings in connection therewith.  The Warrants may not be transferred, assigned or hypothecated for a period of six (6) months following the Closing, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of Maxim (or to officers, managers or member of any such successor of member).  The Warrants may be exercised as to all or a lesser number of shares of Securities, may provide for cashless exercise, and will provide for any weighted-average anti-dilution or price protection.

 (c)  In addition to any fees payable to Maxim hereunder, the Company hereby agrees to reimburse Maxim for all reasonable travel and other out-of-pocket expenses incurred in connection with Maxim’s engagement, including the reasonable fees and expenses of Maxim’s counsel.  Such reimbursement shall not exceed $50,000 without prior written approval by the Company, which includes a non-refundable initial cash expense retainer of $25,000 (USD) that will be payable upon execution of this Agreement.  The non-refundable cash expense retainer shall be paid either by wire or by certified funds.

 (d)  The Company shall assist and cooperate with legal counsel to Maxim in effecting a filing with respect to the public offering contemplated by the Registration Statement to be filed in connection with the Offering (an “Issuer Filing”) with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 2710(b)(10)(A)(i) and the Company shall pay the filing fee required by such Issuer Filing and the fees and expenses of counsel to Maxim in connection with the Issuer Filing and clearing such filing with FINRA.  The Company shall assist legal counsel to Maxim in pursuing the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the Offering contemplated by the Registration Statement.

4.  Term of Engagement.

 (a)  This Agreement will remain in effect until 6 months from the date of execution, after which either party shall have the right to terminate it on thirty (30) days prior written notice to the other.  The date of termination of this Agreement is referred to herein from time to time as the “Termination Date.”  The period of time during which this Agreement remains in effect is referred to herein from time to time as the “Term”.  If, within twelve months after the Termination Date, the Company completes any financing of equity, equity-linked or convertible securities or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to this Agreement) with any of the Investors who were first introduced to the Company in connection with the financing contemplated hereby by Maxim or with whom Maxim communicated with during the Term, the Company will pay to Maxim upon the closing of such financing the compensation set forth in Sections 3(a), 3(b) and 3(c) as a “Source Fee”.  Within 10 days after request by the Company following the Termination Date, Maxim shall provide the Company with a list of potential investors who were first introduced to the Company in connection with the financing contemplated hereby by Maxim or with whom Maxim communicated with during the Term.

ORB-FT
July 2010

 (b)  Notwithstanding anything herein to the contrary, subject to the six months limitation described in Section 4(a) above, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 6 and 8-12, 14-16 and all of Exhibit A attached, hereto (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement.  The termination of this Agreement shall not affect the Company’s obligation to pay fees to the extent provided for in Section 3 herein and shall not affect the Company’s obligation to reimburse the expenses accruing prior to such termination to the extent provided for herein.  All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof).

5.  Certain Placement Procedures.  The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  In effecting the Offering, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements.  The Company agrees that any representations and warranties made by it to any Investor in the Offering shall be deemed also to be made to the Placement Agent for its benefit.  The Company agrees that it shall cause any opinion of its counsel delivered to any Investors in the Offering also to be addressed and delivered to the Placement Agent, or to cause such counsel to deliver to the Placement Agent a letter authorizing it to rely upon such opinion.

6.  Indemnification.  The Company agrees to indemnify Placement Agent in accordance with the indemnification and other provisions attached to the Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of the Agreement.

7.  Other Activities.  The Company acknowledges that Maxim has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved.  Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, officer, employee, agent or representative of Maxim, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association; provided that Maxim and any of its member, manager, officer, employee, agent or representative shall not use the Information to the detriment of the Company.  Maxim may, but shall not be required to, present opportunities to the Company.

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July 2010

8.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York.  The Company and Maxim each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Company and Maxim further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding.  The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

9.  Securities Law Compliance.  The Company, at its own expense, will use its best efforts to obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable jurisdictions.

10.  Representations and Warranties.  The Company and Maxim each respectively represent and warrant that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) such party’s certificate of incorporation or by-laws or (ii) any agreement to which such party is a party or by which any of its property or assets is bound.  Lastly, the Company agrees that any and all decisions, acts, actions, or omissions with respect to the Transaction shall be the sole responsibility of the Company, and that the performance by Maxim of services hereunder will in no way expose Maxim to any liability for any such decisions, acts, actions or omissions of the Company.

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July 2010

11.  Parties; Assignment; Independent Contractor; No Tax Advice.  This Agreement has been and is made solely for the benefit of Maxim and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph.  The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void.  Maxim has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between Maxim and the Company or their respective Boards of Directors.  Maxim shall not be considered to be the agent of the Company for any purpose whatsoever and Maxim is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner whatsoever.  The Company acknowledges that the Placement Agent does not provide accounting, tax or legal advice.  The Company is authorized, however, subject to applicable law, to disclose any and all aspects of the Offering that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits.

12.  Validity.  In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

13.  Counterparts.  This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

14.  Notices.  All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	Mr. Marco Ma
Chairman and Chief Executive Officer
Shenzhen ORB-FT New Material Co., Ltd

To Maxim:	Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: James Siegel
Telephone: (212) 895-3508
Facsimile: (212) 895-3888

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: Mr. Clifford Teller
Telephone: (212) 895-3773
Facsimile: (212) 895-3783

15.  Best Efforts Engagement for Capital Raising.  It is expressly understood and acknowledged that Maxim’s engagement for the Offering does not constitute any commitment, express or implied, on the part of Maxim or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing and that the Offering will be conducted by Maxim on a “best efforts” basis.

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July 2010

16.  Press Announcements.  The Company agrees that Maxim shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Maxim shall submit a copy of any such advertisement to the Company for its approval, such approval not to be unreasonably withheld, conditioned or delayed.

We are delighted at the prospect of working with you and look forward to proceeding with the offering.  If you are in agreement with the foregoing, please execute and return two copies of this Agreement to the undersigned, along with either a wire or check of certified funds in the amount of $25,000 representing the non-refundable cash retainer detailed in Section 3(c) of the engagement letter.  This Agreement may be executed in counterparts, electronic mail and by facsimile transmission.

Very truly yours,

MAXIM GROUP LLC

By:
Karl Brenza
Managing Director, Investment Banking

By:
Clifford A. Teller
Executive Managing Director, Investment
Banking

Agreed to and accepted this ___st day of  _____, 2010

Shenzhen ORB-FT New Material Co., Ltd

By:
Marco Ma,
Chairman of the Board and Chief Executive Officer

ORB-FT
July 2010

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them.  These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

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July 2010

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder unless such failure materially prejudices the Company’s ability to defend itself in such action.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent.  The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation.  The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions.  Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect.  The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.